UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2007

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip Code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) By letter dated June 23, 2007, Timothy Kelleher resigned, effective immediately, as a member of the board of directors of ORBCOMM Inc. (the "Company") due to competing time commitments. Mr. Kelleher had served as a member of the Company’s compensation committee and the chair of the Company’s nominating and corporate governance committee. The Company intends to seek a suitable candidate to fill the vacancy created by Mr. Kelleher’s resignation. Mr. Kelleher’s term as a Class II director was scheduled to expire at the Company’s 2008 annual meeting of stockholders.

Item 8.01. Other Events.

On June 25, 2007, the board of directors of the Company elected Didier Delepine and Gary H. Ritondaro to the nominating and corporate governance committee.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Christian LeBrun

	Name: Title:	Christian LeBrun Senior Vice President, General Counsel and Secretary

Date: June 28, 2007

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